UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

Electro Energy Inc.

(Exact name of registrant as specified in its charter)

Florida	0-51083	59-3217746

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Shelter Rock Road Danbury, Connecticut	06810

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 797-2699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ELECTRO ENERGY INC.

March 31, 2006

Item 1.01.	Entry into a Material Definitive Agreement.

        On April 5, 2006, we completed our acquisition of certain assets relating to the manufacture of lithium-ion and nickel based rechargeable cells and batteries from Lithium Nickel Asset Holding Company I, Inc., a Delaware corporation (the “Seller”), pursuant to the terms of an Asset Purchase Agreement by and among us, EEI Acquisition Co., LLC, our wholly-owned subsidiary, and the Seller. The total purchase price for the assets consisted of 5,750,000 unregistered shares of our common stock (the “Consideration Shares”) and a six-year warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $7.00 per share. Of the total number of shares, 1,000,000 Consideration Shares will be held in escrow pursuant to an escrow agreement entered into at the closing in order to secure the Seller’s indemnification obligations under the Asset Purchase Agreement. We agreed to include 750,000 Consideration Shares in a registration statement we intend to file in connection with the note purchase transaction described below. In addition, we agreed to include 400,000 Consideration Shares in a subsequent registration statement in exchange for the forfeiture of 500,000 warrants by the Seller. The purchase price was determined as a result of arm’s length negotiations between the parties.

        At the closing, we and the Seller also entered into lease agreements pursuant to which we agreed to lease from the Seller certain real property owned by the Seller, located at 12781 N.W. Highway 441, Alachua, Florida (near Gainesville). In connection with the lease agreements, and in addition to rental payments, we issued to the Seller a four-year warrant to purchase 1,000,000 shares of our common stock at an exercise price of $7.00 per share.

        Further, 4,600,000 Consideration Shares and the warrants issued to the Seller in connection with the acquisition and lease agreements are subject to a lock-up agreement restricting the ability of the Seller to transfer the Consideration Shares and warrants for a period of one year, and providing for a partial release for transfer in the second year after the closing.

        We intend to use the acquired assets to develop and manufacture battery technologies, product and systems.

        Neither the Seller nor any of its affiliates has had any material relationship or association with us.

        The foregoing summary descriptions of the Asset Purchase Agreement and the lease agreements are qualified by reference to the full texts thereof, a copy of each of which is filed herewith as Exhibits 2.1, 10.1, 10.2 and 10.3 and incorporated herein in their entirety.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

        See discussion under Item 1.01, “Entry into a Material Definitive Agreement.”

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        See discussion under Item 3.02, “Unregistered Sales of Equity Securities.”

Item 3.02.	Unregistered Sales of Equity Securities.

        On March 31, 2006, we entered into a note and warrant purchase agreement with seven institutional accredited investors (the “Investors”) and, on April 5, 2006, we completed the note purchase transaction, pursuant to which we issued and sold to the Investors $11,000,000 in aggregate principal amount of 8.5% senior secured convertible notes due 2010 and related warrants to purchase common stock. The notes convert into shares of our common stock at any time and from time to time on or before March 31, 2010, initially at a conversion price of $3.80 per share (equivalent to an initial conversion rate of approximately 263 shares of common stock per $1,000 in principal amount of notes), which could potentially be adjusted in accordance with a 24-month reset provision and certain anti-dilution adjustments described below. At the initial conversion price, the notes would convert into an aggregate of 2,894,737 shares of our common stock. Immediately following the closing of the acquisition and note purchase transactions, we had approximately 22,513,931 shares of common stock outstanding.

        Interest Rate and Payment Dates. Interest will accrue on the notes at a rate of 8.5% per year. Interest will be payable semi-annually on each March 31 and September 30, commencing September 30, 2006, in arrears in cash or, at our option, in advance in shares of our common stock at 90% of the average of the five lowest volume weighted average prices for the 20 consecutive trading days ending on the 27th trading day that is immediately prior to the applicable interest payment date, provided our common stock is trading on the Nasdaq Capital Market and a registration statement covering such shares is effective at the time of payment.

        Escrow Account. At the closing of the note purchase transaction, we placed approximately $2,970,000 in an escrow money market account, pursuant to the terms of an escrow agreement, to pay at least the first four scheduled interest payments on the notes on the applicable interest payment dates in an amount representing the cash interest payment, as well as an amount equal to the exercise of the noteholders’ first repurchase right described below, assuming it is exercised in full. If the aggregate principal amount of the notes outstanding is reduced as a result of (i) conversion of notes or (ii) repurchase of notes (except for any repurchases in satisfaction of our repurchase obligations with respect to the notes), the escrow agent will release and pay to us such proportion of the retained escrow funds then held by the escrow agent which equals the proportion that the principal amount of the notes converted or repurchased bears to the total principal amount of the notes then outstanding.

        Ranking; Collateral. The notes will be our senior secured obligations, ranking equal to our existing and future senior debt and senior to any future senior subordinated and subordinated debt. In addition, the notes will rank effectively senior to our existing and future unsecured debt to the extent of the value of the collateral securing the notes. Pursuant to the terms of a security agreement, our obligation under the notes will be secured by the grant by us and our subsidiaries to a collateral agent of collateral that consists of a first priority security interest in (a) all of our assets, other than accounts receivable, existing at the closing date (and any replacement collateral), and (b) any Additional Collateral, as described below. The collateral includes our intellectual property rights; however, we will maintain the unencumbered right to license our intellectual property to third parties in the course of our business. The intellectual property will be released from the collateral once the principal amount of the notes is $5,000,000 or lower through (i) conversion of the notes or (ii) repurchase of the notes (except for any repurchases by us pursuant to the noteholders’ repurchase right), provided that, at the time of such release, our latest audited financial statements filed with the SEC do not contain a “going concern” qualification in the report of our independent registered public accounting firm. Accounts receivable will enable us to borrow up to $7,500,000 under a future credit facility based only on accounts receivable.

        “Additional Collateral” will consist of a first priority security interest in any tangible assets purchased or acquired subsequent to the closing date that have value (as measured by purchase price) equal to 125% of the original principal amount of the notes, designated by us in writing to the noteholders, except that the following will not constitute Additional Collateral: (i) accounts receivable, (ii) inventory and (iii) any assets purchased or acquired in consideration or exchange for our equity securities. Additional Collateral will be released from the security interest immediately in the event and at such time as the principal amount of the notes is $5,000,000 or lower based on conversions or repurchases including repurchases pursuant to the noteholders’ repurchase right and our latest audited financial statements filed with the SEC do not contain a “going concern” qualification in the report of our independent registered public accounting firm.

        Optional Redemption. We may not redeem the notes prior to 16 months after the closing date. Thereafter, we may redeem the notes, in whole or in part, at any time or from time to time in cash at 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date, only in the event the closing sale price of shares of our common stock equals 150% or more of the conversion price then in effect for 20 of any 30 consecutive trading days.

        Conversion Inducement. At any time on or after June 1, 2006, upon any voluntary conversion of the notes by the noteholders, including in connection with a Fundamental Change (as defined in the note and warrant purchase agreement), the noteholders will receive an amount in shares of our common stock at a 10% discount to the volume weighted average price for the ten trading days ending one day prior to the voluntary conversion date (provided our common stock is trading on the Nasdaq Capital Market and a registration statement covering such shares is effective at the time of payment), or, at our option, in cash, equal to (a) any accrued and unpaid interest on the notes through the conversion date, and (b) the present value of any remaining interest payments on the notes that would have been paid from the conversion date through the third-year anniversary of the closing date as if such noteholder did not convert prior to such third anniversary date (the sum of clauses (a) and (b) together being the “Conversion Inducement”). The discount rate used to calculate the base present value in clause (b) above will equal the two-year Treasury note rate, plus 50 basis points at the time of such calculation.

        Holders’ Repurchase Right. At 16 months following the closing date and every eight months thereafter, we will be obligated to offer to repurchase in shares of our common stock at a 10% discount to the volume weighted average price for the ten trading days ending one day prior to the repurchase date (provided our common stock is trading on the Nasdaq Capital Market and a registration statement is effective at the time of repurchase), or, at our option, in cash (the “Repurchase Right”), up to $1,100,000 in principal amount of the notes at a purchase price of 105% of the principal amount thereof. Noteholders may submit requests to have up to $1,100,000 in principal amount of their notes purchased, which will be accepted on a pro rata basis by us up to an aggregate of $1,100,000 per repurchase right date on a non-cumulative basis (meaning without giving effect to the results of any prior repurchase offer). The repurchase right for any given period will be relinquished if (i) shares of our common stock trade at or above 150% of the conversion price for 20 of any 30 trading days during the eight months prior to the date by which we will be required to make any repurchase offer, (ii) the shelf registration statement subject to the registration rights agreement has been effective for such 30 trading day period and (iii) the noteholders would not otherwise be restricted from selling the underlying shares pursuant to such shelf registration statement.

        Change of Control. In the event of a Change of Control (as customarily defined in similar financing transactions), the noteholders may require us (or the acquiror, as the case may be) to redeem the notes at 105% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the applicable payment date.

        Debt Incurrence Test and Other Covenants. We cannot initially incur any debt other than a $7,500,000 credit facility. The size of the credit facility will not be limited in any way after we achieve earnings before interest, taxes, depreciation and amortization (EBITDA) in excess of $500,000 in each of two consecutive quarterly periods. The credit facility will only have accounts receivable as collateral so long as the notes remain outstanding. The note and warrant purchase agreement contains other covenants, including (i) a limitation on restricted payments, (ii) a limitation on transactions with affiliates, (iii) a limitation on liens, (iv) a limitation on asset sales, which will enable us to sell assets for cash and redeploy the proceeds into additional assets within 180 days or make an offer to repurchase the notes at par, and (v) an agreement to provide noteholders reasonably promptly after the closing date an appraisal of the collateral existing as of such date by an independent, nationally-recognized appraisal or valuation firm. Each of the covenants above contains certain exceptions specified in the note and warrant purchase agreement.

        Events of Default. If an event of default on the notes occurs, the principal amount of the notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to certain conditions set forth in the note and warrant purchase agreement. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

        Warrants. Immediately exercisable warrants to purchase an aggregate of 578,947 shares of our common stock, at an initial exercise price of $3.80 per share, were also issued to the investors without additional consideration. The warrants have a four-year term and may not be redeemed by us.

        Conversion Reset. At the end of 24 months following the closing date (the “Reset Date”), the conversion price may be reset to the lower of (a) the then current conversion price or (b) 115% of the volume weighted average price of the common stock for the ten-day period preceding, and including, the Reset Date, provided that in no event will the conversion price be less than $2.50 per share. This reset provision will be eliminated in the event (i) our common stock trades at or above 150% of the conversion price for 20 of 30 trading days prior to the second anniversary of the closing date, (ii) the shelf registration statement has been effective for such 30 trading day period and (iii) the noteholders would not otherwise be restricted from selling the underlying shares pursuant to such shelf registration statement.

        Anti-Dilution Protection. The conversion price of the notes and exercise price of the warrants will be adjusted to reflect customary dilutive events, including stock splits, stock dividends, combinations of shares, recapitalizations and other like events relating to our common stock and for all cash and other distributions made by us to all holders of our common stock.

        Nasdaq Share Cap. Because the number of shares of our common stock potentially issuable in connection with the note purchase transaction could exceed 20% of our current outstanding common stock, in order to comply with Nasdaq Marketplace Rules, the note and warrant purchase agreement includes a “share cap” to limit the number of shares that can be issued in respect of the notes and warrants to 19.9% of our current outstanding shares (approximately 3,338,385 shares) without shareholder approval. As a result of the share cap, we are required under Nasdaq Marketplace Rules to obtain shareholder approval prior to issuing any shares in excess of the share cap. We have previously obtained the written consent of the holders of a majority of the outstanding shares of our common stock and are currently taking steps, as required by the U.S. Securities and Exchange Commission, to notify the other shareholders.

        Registration Rights. We have agreed, pursuant to the terms of a registration rights agreement, to (i) file a shelf registration statement with respect to the resale of shares of our common stock issuable upon conversion of the notes and exercise of the warrants (and shares issued in lieu of semi-annual cash interest and/or other payments required or permitted under the notes) with the SEC within 90 days after the closing date; (ii) use our commercially reasonable efforts to cause the shelf registration statement to be declared effective within 180 days after the initial closing date; and (iii) keep the shelf registration statement effective until the earliest of (a) the date on which there are no registrable securities outstanding, (b) the first date when all of the registrable securities covered by the registration statement have been sold pursuant thereto, or (c) the date on which all of the registrable securities may be sold pursuant to Rule 144 under the Securities Act within a three-month period. If the filing of such registration statement is not made within the time period specified above, or at any time after 180 days following the closing date the shares issuable upon conversion of the notes are otherwise ineligible to trade freely, we will be required to pay the holders of the notes additional interest at the rate of 1.0% of the principal amount of the notes for each 30-day period we fail to file the registration statement within the specified time period or such shares are ineligible to trade freely, until the registration statement is so filed or such shares are eligible to trade freely. In no event, however, will such additional interest accrue at a rate per year exceeding 5.0% of the principal amount of such notes.

        Use of Proceeds. We agreed to use the proceeds of the note purchase transaction to fund leasehold improvements to the existing facilities and to retrofit the acquired assets to our specifications at our new Florida battery manufacturing facility described above. In particular, we intend to use approximately $3,500,000 of the proceeds for the purchase of new equipment and machinery for battery manufacturing or the improvement of existing equipment and machinery during the period in which the notes are outstanding. We also anticipate using proceeds to fund our working capital requirements for product offering expansion and market development, and for general corporate purposes.

        Rating. We do not expect that the notes will be rated.

        Acquisition. The closing of the note purchase transaction was conditioned on the closing of the Florida battery manufacturing facility acquisition described in Item 1.01, “Entry into a Material Definitive Agreement.” The information set forth above in Item 1.01 of this current report with respect to our issuance of the Consideration Shares and warrants to the Seller is incorporated under this Item 3.02 by reference in its entirety.

        Other. The notes, warrants and common stock issuable upon conversion of the notes and exercise of the warrants (and shares issued in lieu of semi-annual cash interest and/or other payments required or permitted under the notes) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

        Copies of the definitive agreements relating to the issuance and sale of the notes and warrants are filed herewith as Exhibits 4.1 through 4.7, and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

        On April 6, 2006, we issued a press release announcing the closing of the acquisition and note purchase transactions. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

        (a)       Financial Statements of Businesses Acquired.

        We have determined that it is not necessary to include historical financial statements relating to the Florida battery manufacturing assets under Item 9.01(a) of this current report because those assets do not constitute a “business” pursuant to Rule 11-01(d) of the SEC’s Regulation S-X. This determination was made after reviewing the facts of the transaction which include the following:

•	the business has not been in operation for several years due to a Chapter 11 filing;
•	we will not be purchasing any physical facilities;
•	we will not assume an employee base;
•	we will not be acquiring a market distribution system;
•	we will not be acquiring a sales force;
•	we will not be acquiring a customer base;
•	we will not be acquiring operating rights;
•	we will not be acquiring production techniques;
•	we will not be acquiring trade names; and
•	while the assets may ultimately be used in a similar manner as used by the predecessor owner, they will need a substantial investment to activate, update and improve in order to conform to our exact specifications.

        (b)       Pro Forma Financial Information.

        For the reasons described in Item 9.01(a) above, the pro forma financial information is not required to be filed pursuant to Article 11 of Regulation S-X.

        (d)       Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of March 31, 2006, among Electro Energy Inc., EEI Acquisition Co., LLC and Lithium Nickel Asset Holding Company I, Inc.

4.1*	Note and Warrant Purchase Agreement, dated as of March 31, 2006, between Electro Energy Inc. and each of the purchasers whose name appears on the signature pages thereto.

4.2	Form of 8.5% Senior Secured Convertible Note due 2010 by Electro Energy Inc. for each purchaser.

4.3	Form of Warrant to Purchase Common Stock by Electro Energy Inc. for each purchaser.

4.4*	Registration Rights Agreement, dated as of March 31, 2006, between Electro Energy Inc. and the persons and entities listed on Exhibit A attached thereto.

4.5*	Security Agreement, dated as of March 31, 2006, among Electro Energy Inc. and its Subsidiaries in favor of Context Capital Management, LLC, as collateral agent for the ratable benefit of the investors under the Note and Warrant Purchase Agreement.

4.6	Guaranty Agreement, dated as of March 31, 2006, among the Subsidiaries of Electro Energy Inc. in favor of Context Capital Management, LLC, as collateral agent for the ratable benefit of the investors under the Note and Warrant Purchase Agreement.

4.7*	Escrow Deposit Agreement, dated as of March 30, 2006, among Electro Energy Inc., each of the purchasers of the notes listed on Schedule I attached thereto, and Signature Bank, as escrow agent.

10.1*	Lease, dated as of April 5, 2006, between Lithium Nickel Asset Holding Company I, Inc. and EEI Acquisition Co., LLC for the lithium-ion building and improvements.

10.2*	Lease, dated as of April 5, 2006, between Lithium Nickel Asset Holding Company I, Inc. and EEI Acquisition Co., LLC for the sintering building and improvements.

10.3*	Lease, dated as of April 5, 2006, between Lithium Nickel Asset Holding Company I, Inc. and EEI Acquisition Co., LLC for the bulk chemical, water treatment and storage facility building and improvements.

99.1	Press Release issued by Electro Energy Inc. on April 6, 2006.

* Exhibits and schedules to these agreements have been omitted. Any omitted exhibit or schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRO ENERGY INC.

Date: April 5, 2006	By:

Martin G. Klein
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of March 31, 2006, among Electro Energy Inc., EEI Acquisition Co., LLC and Lithium Nickel Asset Holding Company I, Inc.

4.1*	Note and Warrant Purchase Agreement, dated as of March 31, 2006, between Electro Energy Inc. and each of the purchasers whose name appears on the signature pages thereto.

4.2	Form of 8.5% Senior Secured Convertible Note due 2010 by Electro Energy Inc. for each purchaser.

4.3	Form of Warrant to Purchase Common Stock by Electro Energy Inc. for each purchaser.

4.4*	Registration Rights Agreement, dated as of March 31, 2006, between Electro Energy Inc. and the persons and entities listed on Exhibit A attached thereto.

4.5*	Security Agreement, dated as of March 31, 2006, among Electro Energy Inc. and its Subsidiaries in favor of Context Capital Management, LLC, as collateral agent for the ratable benefit of the investors under the Note and Warrant Purchase Agreement.

4.6	Guaranty Agreement, dated as of March 31, 2006, among the Subsidiaries of Electro Energy Inc. in favor of Context Capital Management, LLC, as collateral agent for the ratable benefit of the investors under the Note and Warrant Purchase Agreement.

4.7*	Escrow Deposit Agreement, dated as of March 30, 2006, among Electro Energy Inc., each of the purchasers of the notes listed on Schedule I attached thereto, and Signature Bank, as escrow agent.

10.1*	Lease, dated as of April 5, 2006, between Lithium Nickel Asset Holding Company I, Inc. and EEI Acquisition Co., LLC for the lithium-ion building and improvements.

10.2*	Lease, dated as of April 5, 2006, between Lithium Nickel Asset Holding Company I, Inc. and EEI Acquisition Co., LLC for the sintering building and improvements.

10.3*	Lease, dated as of April 5, 2006, between Lithium Nickel Asset Holding Company I, Inc. and EEI Acquisition Co., LLC for the bulk chemical, water treatment and storage facility building and improvements.

99.1	Press Release issued by Electro Energy Inc. on April 6, 2006.

* Exhibits and schedules to these agreements have been omitted. Any omitted exhibit or schedule will be furnished to the Securities and Exchange Commission upon request.